================================================================================

                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                              DCB FINANCIAL CORP.
-------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

-------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies: ..........

         ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

         ----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction: ......................

         ----------------------------------------------------------------------
     (5) Total fee paid: .......................................................

         ----------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

         ----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.: .........................

         ----------------------------------------------------------------------
     (3) Filing Party: .........................................................

         ----------------------------------------------------------------------
     (4) Date Filed: ...........................................................

         ----------------------------------------------------------------------

================================================================================

                               DCB FINANCIAL CORP

                            41 North Sandusky Street
                              Delaware, Ohio 43015

               Notice Of Annual Meeting Of Shareholders To Be Held

                                  May 23, 2001

TO THE SHAREHOLDERS OF DCB FINANCIAL CORP:

You are hereby notified that the annual meeting of the shareholders of DCB Financial Corp (the "Company") will be held on May 23, 2001, at 7:00 P.M. at the Delaware Hayes High School (289 Euclid Avenue), Delaware, Ohio, for the purpose of considering and acting upon the following:

    1. To elect Class II directors to hold office until the expiration of their terms (3 years) expiring at the Annual Meeting in 2004, or until their successors shall be duly elected and qualified, and

    2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed March 31, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. As of the record date there were 4,178,200 shares of the Company's no par value common stock outstanding. The stock transfer books of the Company will not be closed prior to the meeting.

A copy of the Company's Annual Report, which includes the Company's audited Balance Sheets as of December 31, 2000, and 1999, the related audited Statements of Income, Statements of Changes in Shareholders' Equity, and Statements of Cash Flows for each of the three years ended December 31, 2000, is enclosed.

                                    By the order of the Board of Directors



                                    Larry D. Coburn, President

April 9, 2001

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR EXECUTED PROXY AT ANY TIME BEFORE IT IS EXERCISED AT THE ANNUAL MEETING OF SHAREHOLDERS BY NOTIFYING THE CHAIRMAN OF THE MEETING OR THE SECRETARY OF THE COMPANY AT, OR PRIOR TO THE MEETING, OF YOUR INTENTION. IF YOUR STOCK IS HELD IN MORE THAN ONE (1) NAME, ALL PARTIES MUST SIGN THE PROXY FORM.

                                 PROXY STATEMENT

                               GENERAL INFORMATION

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation, by the Board of Directors of DCB Financial Corp, 41 North Sandusky Street, Delaware, Ohio 43015, (740) 363-1133, of proxies to be voted at the annual meeting of the shareholders of DCB Financial Corp to be held on May 23, 2001, at 7:00 P.M. at the Delaware Hayes High School (289 Euclid Avenue), Delaware, Ohio, in accordance with the foregoing notice.

DCB Financial Corp is a financial services holding company. DCB Financial Corp at times hereinafter referred to as the "Company".

The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Company. All costs associated with the solicitation will be borne by the Company. The Company does not intend to solicit proxies other than by use of the mails, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are first being mailed to shareholders on April 9, 2001.

Any shareholder executing a proxy has the right to revoke it by the execution of a subsequently dated proxy, by written notice delivered to the Secretary of the Company prior to the exercise of the proxy or in person by voting at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the proxy. In the absence of instruction, the proxy will be voted "FOR" the election of the nominees listed in this Proxy Statement.

                        VOTING SECURITIES AND PROCEDURES

Only shareholders of record at the close of business on March 31, 2001, will be eligible to vote at the Annual Meeting or any adjournment thereof. As of March 31, 2001, the Company had outstanding 4,178,200 shares of no par value common stock. Shareholders are entitled to one vote for each share of common stock owned as of the record date.

The presence in person or by proxy of a majority of the outstanding shares of common stock of the company entitled to vote at the meeting will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting.

The five nominees for director who receive the largest number of votes cast "For" will be elected as directors. Shares represented at the annual meeting in person or by proxy but withheld or otherwise not cast for the election of directors, including abstentions and broker non-votes, will have no impact on the outcome of the election.

Shareholders have cumulative voting rights with respect to the election of directors. Cumulative voting rights allow shareholders to vote the number of shares owned by them times the number of directors to be elected and to cast such votes for one nominee or to allocate such votes among nominees as they deem appropriate. Shareholders may exercise cumulative voting rights at the annual meeting if any shareholder gives at least 48 hours prior written notice to the President, a Vice President or Secretary of the Company that cumulative voting is desired and an announcement of that notice is made at the beginning of the meeting. The Company is soliciting the discretionary authority to cumulate votes represented by proxy, if such cumulative voting rights are exercised.

All Directors and Executive Officers of the Company as a group (comprised of 16 individuals), beneficially held 305,185 shares of the Company's common stock as of February 28, 2001, representing 7.30 percent of the outstanding common stock of the Company.

                                       2.

                PROPOSAL #1 ELECTION OF DIRECTORS AND INFORMATION

                     WITH RESPECT TO DIRECTORS AND OFFICERS

At the annual meeting five Directors will be elected to a three-year term expiring at the annual meeting in 2004.

The Code of Regulations for the Company provides that the Directors shall be divided into three Classes, as nearly equal in number as possible. The number of Directors and year of term expiration for each Class is as follows:

            Class I          3 Directors          Term Expiration 2003
            Class II         5 Directors          Term Expiration 2004
            Class III        3 Directors          Term Expiration 2002

The Board has nominated the following individuals to serve as nominees for election as Class II Directors for terms expiring at the Annual Meeting in 2004. Information regarding these nominees is set forth as follows:


      Name                      Age      Director Since *      Occupation During Past Five Years
      ----                      ---      ----------------      ---------------------------------

      C. William Bonner         66       1988                  Real Estate Developer
      Merrill L. Kaufman        66       1988                  President, Peoples Store, Inc.
      Terry M. Kramer           54       1992                  President, Kramer Exploration
      Thomas T. Porter          67       1990                  President, Garth's Auctions
      Edward Powers             55       1984                  President, R. B. Powers and Company

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
                   THE NOMINEES NAMED HEREIN.

The following table sets forth certain information with respect to the Class I and III Directors of DCB Financial Corp:


      Name                      Age      Director Since *  Occupation During Past Five Years
      ----                      ---      ----------------      ---------------------------------
      Larry D. Coburn           53       1995              President & CEO, Delaware County Bank & Trust
      Jerome J. Harmeyer        61       1990              President, Fisher Cast Steel
      Vicki J. Lewis            46       1997              Vice President, Grady Memorial Hospital
      William R. Oberfield      46       1993              President, Oberfield's Concrete Products
      G. William Parker         66       1976              Retired Surgeon
      Gary M. Skinner           57       1996              President, Hardscrabble Farm

The following table sets forth certain information with respect to the executive officers of DCB Financial Corp Officer Positions and Offices Held With Company


      Name                  Age     Since *   Occupation Held Past Five Years
      ----                  ---     -----------------------------------------

      Larry D. Coburn       53      1995     President and Chief Executive Officer
      David G. Bernon       56      1991     Sr. VP, Lending & Branch Divisions; VP Lending
      Donald R. Blackburn   57      1993     VP, Customer Relations; VP, Branch Administration
      Brian E. Stanfill     42      1998     VP, Operations; Delaware County Administrator prior to 1998
      Thomas R. Whitney     52      1996     VP, Trust Department; Attorney, Private Practice; prior to 1996
      Donna R. Warbel       36      1995     VP, Human Resources; Human Resources Officer


         * Service includes the time served as a Director or Officer of The Delaware County Bank and Trust Company

                                       3.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the number and percentage of shares of common stock owned by the Directors and Executive Officers of the Company. Each of the persons named in the following table posesses sole voting and investment power, except as otherwise shown in the footnotes to the following table. As of the date of this Proxy Statement, management is not aware of any person who beneficially owns five percent or more of the Company's common stock.


                                                     Amount and Nature
                                                   of Beneficial Ownership
     Name                                             February 28, 2001            Percentage
     ----                                          ------------------------        ----------
     Larry D. Coburn, Director & CEO                       10,176                       *
     William R. Oberfield, Director (1)                    19,137                       *
     G. William Parker, Director                           26,820                       *
     Gary M. Skinner, Director (2)                         16,980                       *
     C. William Bonner, Director (3)                       12,600                       *
     Merrill L. Kaufman, Director (4)                      21,570                       *
     Terry M. Kramer, Director (5)                         49,190                     1.17%
     Thomas T. Porter, Director (6)                        16,403                       *
     Edward Powers, Director                               20,040                       *
     Jerome J. Harmeyer, Director (7)                      53,233                     1.27%
     Vicki J. Lewis, Director (8)                          16,218                       *
     David G. Bernon, Executive Officer                     5,052                       *
     Thomas R. Whitney, Executive Officer (9)              10,603                       *
     All directors, nominees and executive officers
        as a group (16 in number)                         305,185                     7.30%
     *Ownership is less than 1%


  (1) Includes beneficial ownership of 5,138 shares owned by spouse and spouse's IRA.

   (2) Includes beneficial ownership of 8,636 shares owned jointly with spouse and 72 shares owned by spouse.

   (3) Includes beneficial ownership of 12,100 shares n ABL Group, Ltd.

   (4) Includes beneficial ownership of 8,640 shares owned jointly with spouse and 5,250 shares held by spouse and spouse's IRA.

   (5) Includes beneficial ownership of 23,420 shares owned by his spouse.

   (6) Includes beneficial ownership of 900 shares owned by spouse and 13,103 shares owned by director's company, Garth's Auctions, Inc.

   (7) Includes 1,544 shares owned jointly with spouse and 43,639 shares owned by spouse and spouse's IRA.

   (8) Includes beneficial ownership of 15,700 shares owned by spouse.

   (9) Includes beneficial ownership of 540 shares which are subject to shared voting and investment power with his spouse.

                                       4.

              COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

The Board of Directors conducts its business through meetings of the Board and through its committees. The Board of Directors of the Company has appointed and maintains an Audit Committee, Salary Committee and Nominating Committee.

The Audit Committee reviews with the Company's independent auditors, the audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviews the scope and results of the Company's internal auditing procedures; consults with the independent auditors and management with regard to the Company's accounting methods and the adequacy of its internal accounting controls; approves professional services provided by the independent auditors; reviews the independence of the independent auditors; and reviews the range of the independent auditors' audit and nonaudit fees. The Audit Committee is comprised of Messrs. Harmeyer, Kaufman, Skinner, Porter and Powers. The Audit Committee met six (6) times during 2000.

The Salary Committee is responsible for administering the Company's employee benefit plans; setting the compensation of officers; reviewing the criteria that forms the basis for management's officer and employee compensation recommendations and reviewing management's recommendations in this regard. The Salary Committee is comprised of Messrs. Coburn, Kramer, Parker and Porter. The Salary Committee met two (2) times during 2000.

The Company's Nominating Committee is responsible for making recommendations to the Board of nominees to fill vacancies created by expiring terms of Directors and from time to time, making appointments to fill vacancies created prior to the expiration of a Director's term. The Committee did not meet in 2000. The Nominating Committee is comprised of Messrs. Coburn, Kaufman and Porter.

The Board of Directors of the Company meets monthly for its regular meetings and upon call for special meetings. During 2000, the Board of Directors of the Company met seventeen (17) times. All Directors of the Company attended at least 75 percent of the Board and Committee Meetings that they were scheduled to attend during 2000.

Directors are paid a monthly retainer of $250 for serving on the Board, except for the Chairman of the Board who receives a retainer of $500 per month. In addition, the Directors receive $250 per board meeting attended and $150 for each committee meeting attended. Committee Chairs receive $200 for each committee meeting.

AUDIT COMMITTEE REPORT

The Audit Committee of DCB Financial Corp.'s Board of Directors is comprised of five directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards and operates under a written charter adopted by the Board of Directors (Appendix A). The Committee recommends to the Board of Directors the selection of the Company's independent accountants.

Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee the processes.

                                       5.

In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence. The Committee has considered whether the provision of non-audit services by the independent accountants to the Company and its subsidiaries is compatible with maintaining the independence of the independent accountants.

Based upon the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

Edward Powers, Chairman
Thomas T. Porter
Gary M. Skinner
Merrill L. Kaufman
Jerome J. Harmeyer

DCB Financial Corp.'s independent accountants billed the aggregate fees shown below for audit , financial information systems design and implementation and other services rendered to DCB Financial Corp. and its subsidiaries for the year 2000.

    Audit Fees                                                  $50,000

    Financial Information Systems Design and                    $     0
    Implementation Fees

    All Other Fees                                              $14,130

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table provides certain summary information concerning compensation paid or accrued by the Company and/or its subsidiaries, to or on behalf of the Company's Chief Executive Officer and two of its other executive officers who earned more than $100,000 in salary and bonus for the fiscal year ended December 31, 2000. No other executive officer earned more than $100,000 in salary and bonus for the fiscal year ended December 31, 2000.

                                       6.

                 SUMMARY COMPENSATION TABLE ANNUAL COMPENSATION


                                                         Annual Compensation             All Other
     Name and Principal Position             Year       Salary          Bonus         Compensation(A)
     ---------------------------             ----       ------          -----         ---------------
     Larry D. Coburn                         2000       $170,969       $46,235        $40,498
     President and Chief Executive Officer   1999       $159,999       $51,837        $33,488
                                             1998       $154,000       $46,813        $32,082

     David G. Bernon                         2000       $99,195        $12,751        $28,829
     Senior Vice President,                  1999       $97,027        $12,577        $24,733
     Lending and Branch Division             1998       $92,850        $11,058        $23,136

     Thomas R. Whitney                       2000       $97,369        $12,378        $17,897
     Vice President,                         1999       $94,640        $12,267        $14,619
     Trust Department                        1998       $91,000        $10,837        $14,501


(A) The amounts shown in this column for the most recent fiscal year were derived from the following figures: (1) contributions by the Company to the Company 401(k) plan: Mr. Coburn, $7,242.20; Mr. Bernon, $3,492.97; and Mr. Whitney, $4,213.79; and (2) Supplemental Executive Retirement Plan accrual: Mr. Coburn, $33,256; Mr. Bernon, $25,337; and Mr. Whitney, $13,684.

                              EMPLOYMENT CONTRACTS

The Company has employment contracts currently in place with Larry D. Coburn, President and CEO of the Company and its subsidiary, The Delaware County Bank and Trust Company (the "Bank"), Thomas R. Whitney, Vice President and Senior Trust Officer of the Bank, and David G. Bernon, Senior Vice President.

The contract with Mr. Coburn was initially entered into for the period from August 14, 1995, the effective date of his employment with the Bank, until December 31, 1995. The contract is renewed for successive one year terms after a performance evaluation upon the written consent of the Bank and Mr. Coburn. The contract provides for a base salary of $140,000, subject to the adjustment upward at the discretion of the Board of Directors. Fringe benefits are provided that are comparable to other executive employees except that Mr. Coburn is granted the use of an automobile unlike any other employee. The contract also provides for a severance payment in the event that the Bank terminates Mr. Coburn's employment for other than: (i) "Just Cause" (as defined in the contract) or (ii) Mr. Coburn reaching retirement age. In such a termination, the Bank is obligated under the contract to pay Mr. Coburn an amount equal to his monthly salary for up to 12 months or until he accepts other employment. In the event the Company is the subject of an acquisition to which Mr. Coburn does not consent, and his position with the Bank is changed significantly, Mr. Coburn may voluntarily terminate the contract and receive as severance an amount equal to the average annual salary he has received from the Bank for the past five years.

The contract with Mr. Whitney was initially entered into for the period from August 1, 1996 through December 31, 1996. The contract is renewed for successive one year terms upon the written consent of the Bank and Mr. Whitney. The contract provides for a base salary to be set by the Board's Salary Committee and the employee is entitled to participate in any bonus and other employee benefit plans. The contract also provides for a severance payment in the event that the Bank terminates Mr. Whitney's employment for other than: (i) "Just Cause" (as defined in the contract) or (ii) Mr. Whitney reaching retirement age. In such a termination,



                                       7.

the Bank is obligated under the contract to pay Mr. Whitney an amount equal to his monthly salary for up to 12 months or until he accepts other employment. In the event the Bank is the subject of an acquisition to which Mr. Whitney does not consent, and his position with the Bank is changed significantly, Mr. Whitney may voluntarily terminate the contract and receive as severance an amount equal to the average annual salary he has received from the Bank for the past five years.

The contract with Mr. Bernon was initially entered into for the period from June 1, 1999, through May 31, 2000. The contract is renewed for successive one year terms upon the written consent of the Bank and Mr. Bernon. The contract provides for a base salary to be set by the Board's Salary Committee and the employee is entitled to participate in any bonus and other employee benefit plans. The contract also provides for a severance payment in the event that the Bank terminates Mr. Bernon's employment for other than: (i) "Just Cause" (as defined in the contract) or (ii) Mr. Bernon reaching retirement age. In such a termination, the Bank is obligated under the contract to pay Mr. Bernon an amount equal to his monthly salary for up to 12 months or until he accepts other employment. In the event the Bank is the subject of an acquisition to which Mr. Bernon does not consent, and his position with the Bank is changed significantly, Mr. Bernon may voluntarily terminate the contract and receive as severance an amount equal to the average annual salary he has received from the Bank for the past five years.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective January 1, 1998, the Company's wholly-owned subsidiary, The Delaware County Bank and Trust Company, adopted an unfunded, non-qualified supplemental executive retirement plan (the "Supplemental Retirement Plan"), due to limitations imposed by federal law on the amount of retirement income that may be paid through the Company's 401(k) Plan. Under the Supplemental Retirement Plan, only executive officers named in the Supplemental Retirement Plan or otherwise designated for participation in the Supplemental Retirement Plan by the Board of Directors are eligible to participate. As of the date of this proxy statement, each of Messrs. Coburn, Bernon, Whitney and one other executive officer participated in the Supplemental Retirement Plan.

Each participant in the Supplemental Retirement Plan is entitled to receive under the Supplemental Retirement Plan at age 62 or upon later retirement, an amount equal to 70% of the participant's total compensation from January 1, 1998 to age 62, less the participant's 401(k) plan benefits and social security benefits. Amounts to be paid under the Supplemental Retirement Plan will be paid monthly over an eighteen year period. Each participant's compensation for purposes of determining benefits under the Supplemental Retirement Plan will be his or her 1998 base salary, increased by 4.5% for each subsequent year of employment. The rate of annual appreciation on each participant's 401(k) plan assets, for purposes of determining the amount to subtract in determining Supplemental Retirement Plan benefits, is assumed to be 8%, and each participant's annual contribution to his or her 401(k) plan account is assumed to be 6% of eligible compensation. Because the final benefit to be paid a participant under the Supplemental Retirement Plan at retirement will vary based on the level of the Company's contributions to the 401(k) plan, with greater Company contributions to the 401(k) plan resulting in lesser Supplemental Retirement Plan benefits, it is not possible to estimate an executive officer's Supplemental Retirement Plan benefit at retirement.

                                       8.

Prorated benefits will be paid in accordance with the terms of the Supplemental Retirement Plan in the event of the death or disability of a participant or the acquisition or other change in control of the Company and subsequent termination of employment of the participant or other diminishment of a participant's compensation or responsibilities following a change in control of the Company. In such an event the proration will be based upon the ratio of the number of years of the participant's employment from January 1, 1998, to the date of the triggering event to the number of whole years from January 1, 1998, to the date the participant reaches age 62. Supplemental Retirement Plan benefits accrued during 2000 for Messrs. Coburn, Bernon and Whitney are as follows: Mr. Coburn, $33,256; Mr. Bernon, $25,337; and Mr. Whitney, $13,684.

      REPORT OF THE SALARY COMMITTEE OF DCB FINANCIAL CORP ON COMPENSATION

Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's President and Chief Executive Officer and, if applicable, the four other most highly compensated Executive Officers, whose compensation exceeded $100,000 during the Company's fiscal year. The disclosure includes the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting such officers. The Company is a financial services. The Salary Committee of the company has the responsibility of determining the compensation policy and practices with respect to all Executive Officers. At the direction of the Board of Directors, the Salary Committee of the Company has prepared the following report for inclusion in the Proxy Statement.

Compensation Policy. The report reflects the Company's compensation philosophy as endorsed by the Salary Committee. The Salary Committee makes the recommendation regarding the level of compensation for all Executive Officers including Mr. Coburn and Mr. Coburn has input into the compensation levels for all Executive Officers, except himself.

The executive compensation program of the Company has been designed to:

  - Support a pay-for-performance policy that rewards Executive Officers for corporate performance.

  - Motivate Executive Officers to achieve strategic business goals.

  - Provide compensation opportunities which are comparable to those offered by other peer group companies, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success.

The Salary Committee approved compensation increases for all Executive Officers of the Company, during 2000. Executive Officer salary increase determinations are based upon an evaluation of such executives performance against goals set in the prior year.

The Bank maintains a cash bonus plan (the "Bonus Plan") which allocates a portion of the Bank's pre-tax income for the purpose of employee cash bonuses on an annual basis. The Bonus Plan is administered by the Salary Committee. The award of a bonus to any employee under the terms of the Bonus Plan is discretionary and is determined by the Board of Directors upon the recommendation of the Salary Committee.

                                               9.

The Salary Committee has determined that a significant portion of executive compensation should be payable in an annual bonus which shall be based principally upon the financial performance of the Company and that of the individual in attaining his or her established goals.

This Report of Compensation is submitted by the Salary Committee Members: Larry
D. Coburn, Terry M. Kramer, G. William Parker and Thomas T. Porter.

              SALARY COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Larry D. Coburn, the Company's President and Chief Executive Officer, served on the Salary Committee of the Company, which is responsible for compensation matters (see "Report of the Salary Committee" in this Proxy Statement).

Although Mr. Coburn served on the Salary Committee, he did not participate in any decisions regarding his own compensation as an Executive Officer. Each year, the Salary Committee recommends the amount of the bonus award for Mr. Coburn (pursuant to the Bonus Plan described above) and salary for the ensuing year. Mr. Coburn did not participate in discussions nor decision-making relative to his own compensation.

           PERFORMANCE GRAPH - FIVE YEAR SHAREHOLDER RETURN COMPARISON

The SEC requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative five year shareholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has selected the S&P 500 Market Index and the S&P Regional Bank Index for the purpose of this performance comparison. The chart below compares the value of $100 invested on December 31, 1995, in the stock of The Delaware County Bank and Trust Company, S&P 500 Market Index and the S&P Regional Bank Index. The performance reflected is that of the Company or its predecessor, the Bank.

The Delaware County Bank and Trust Company Common Stock performance was used through March 17, 1997 when the holding company, DCB Financial Corp, was formed. The performance of DCB Financial Corp then was used for the rest of 1997, 1998 and 1999.


                                   1995         1996         1997         1998         1999        2000
                                   ----         ----         ----         ----         ----        ----
DCB Financial Corp.              $100.00      $169.36      $251.40      $205.90      $171.39     $134.18
S&P 500 Index                    $100.00      $122.96      $163.98      $210.89      $255.29     $231.98
S&P Major Regional Bank Index    $100.00      $136.65      $204.37      $225.34      $193.70     $239.86


    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL

 RETURN AMONG THE COMPANY, S&P 500 INDEX AND                 [GRAPH]
       S&P MAJOR REGIONAL BANK INDEX FOR
         FISCAL YEAR ENDING DECEMBER 31


 Assumes the value of the investment in the Company's
  Common Stock and each index was $100 on December
   31, 1995 and that all dividends were reinvested.




                                       10.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no existing or proposed material transactions between the Company and any of the Company's officers, directors or the immediate family or associates of any of the foregoing persons, except as indicated below:

Mr. C. William Bonner, a Director of the Company, who is engaged in the real estate development business, purchased land and built three office complexes located at 6156 Highland Lakes Avenue Westerville, Ohio, 10149 Brewster Lane Powell, Ohio and 6820 Perimeter Loop Rd Dublin, Ohio. The Bank entered into a lease for these office complexes with initial terms of 20 years at a rent of $83,840, $71,000 and $94,200 per year, respectively. The Board of Directors approved the lease transactions with Mr. Bonner abstaining from consideration of the matter. The Board believes that the rent to be paid to Mr. Bonner and the other terms and conditions of the lease transactions are comparable to those which would be available from an unrelated party.

Mr. Bonner is also a principal owner of Rennob, Inc. and Whittington, Inc.. The Delaware County Bank and Trust Company entered into contracts with Rennob, Inc. and Whittington, Inc. as Project Coordinator/General Contractor for the construction of the Bank's new corporate headquarters building at 110 Riverbend Avenue Lewis Center, Ohio. The Bank will pay Rennob, Inc. and Whittington, Inc. a total of approximately $575,400 for their services in connection with the construction of the Bank's new headquarters building. The Board of Directors approved these contracts with Mr. Bonner abstaining from consideration of the matter. Management of DCB Financial Corp believes that the terms and conditions of these contracts are comparable to those which would be available from an unrelated party and that the payments made are at competitive rates.

Some of the directors of the Company, as well as the companies with which such directors are associated, are customers of, and have had banking transactions with the Bank in the ordinary course of the Bank's business and the Bank expects to have such ordinary banking transactions with such persons in the future. In the opinion of management of the Company and the Bank, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collect ability or present other unfavorable features.

The Bank expects to have in the future banking transactions in the ordinary course of its business with directors, officers and principal shareholders, and their associates on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and which do not involve more than the normal risk of collectibility or present other unfavorable features.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

of 1934 Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

                                       11.

Based solely on review of the copies of such forms furnished to the Company or written representations that no such forms were required, the Company believes that during 2000 all Section 16(a) filing requirements applicable to its officers and Directors we recomplied with. The Company has no shareholders who are ten percent beneficial owners.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Crowe Chizek & Company LLP ("Crowe Chizek") has served the Company or its predecessor, the Bank, as its independent auditors since 1992. Selection of auditors for the currenty ear will be made at the meeting of the Board of Directors of the Company scheduled for June 19, 2001. The Company anticipates that Crowe Chizek will be selected . Representatives of Crowe Chizek are expected to be present at the annual meeting of shareholders with the opportunity to make statements if they so desire and to be available to respond to appropriate questions raised at the meeting.

                 SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

If any shareholder of the Company wishes to submit a proposal to be included in next year's Proxy Statement and acted upon at the annual meeting of the Company to be held in 2002, the proposal must be received by the Secretary of the Company at the principal executive offices of the Company, 41 North Sandusky Street, Delaware, Ohio 43015, prior to the close of business on December 10, 2001. On any other proposal raised by a shareholder for next year's annual meeting, the Company intends that proxies received by it will be voted in the interest of the Company in accordance with the judgement of the Board of Directors, unless notice of the proposal is received by the Company not later than February 23, 2002.

The Company's Code of Regulations establish advance notice procedures as to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. In order to make a director nomination at a shareholder meeting it is necessary that you notify the Company in writing not less than 90 days in advance of the meeting. In addition, the notice must meet all other requirements contained in our Code of Regulations. Any shareholder who wishes to take such action should obtain a copy of our Code of Regulations and may do so by written request addressed to the Secretary of the Company at the principal executive offices of the Company.

                                  OTHER MATTERS

The Board of Directors of the Company is not aware of any other matters that may come before the meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing and which may properly come before the meeting. A COPY OF THE COMPANY'S 2000 REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ON FORM 10-K, WILL BE AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS ON REQUEST. Address all requests, in writing, for this document to Donald R. Blackburn, Vice President, The Delaware County Bank and Trust Company, 41 North Sandusky Street, Delaware, Ohio 43015.

                       By Order of the Board of Directors of DCB Financial Corp

                       Larry D. Coburn, President

                                       12.

                                   APPENDIX A

                   DCB FINANCIAL CORP AUDIT COMMITTEE CHARTER

There shall be a committee of the board of directors (the "Board") to be known as the audit committee which shall have a least three (3) members, comprised solely of independent directors, as such term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers ("NASD").

Each member of the audit committee shall be able to read and understand fundamental financial statements, including the company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. In addition, at least one member of the audit committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

The Board shall elect or appoint a chair of the audit committee who will have authority to act on the behalf of the audit committee between meetings.

MEETINGS -

Audit committee meetings shall be held as and when deemed appropriate by the committee chair, with a minimum of four meetings annually.

RESPONSIBILITIES -
The responsibilities of the audit committee are as follows:

  - Ensure its receipt from the outside auditor of a formal written statement, delineating all relationships between the outside auditor and the company consistent with the Independence Standards Board Statement No. 1.

  - Actively engage in a dialogue with the outside auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor and be responsible for taking, or recommending that the board of directors take, action to oversee the independence of the outside auditor.

  - In view of the outside auditor's ultimate accountability to the Board and the audit committee, as representatives of the shareholders, the audit committee, acting together with the Board, has the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the outside auditor (or nominate an outside auditor for shareholder approval in any proxy statement).

  - Review with the outside auditor, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

  - Consider in consultation with the outside auditor and management of the company, the audit scope and procedures.

  - Review the financial statements contained in the annual report to shareholders with management and the outside auditor to determine that the outside auditor is satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

  - The audit committee will review all regulatory examination reports, management's responses, and monitor the resolution of reported items.

- The audit committee will review and approve the Internal Audit Schedule, noting the areas of focus and particular areas of attention for the coming year.

  - Monitor progress against the Internal Audit Schedule and approve any deviations.

  - Review Internal Auditor reports and monitor the resolution of reported findings.

  - Meet with the internal auditor, outside auditor, or management privately to discuss any matters that the audit committee, internal auditor, external auditor, or management believe should be discussed privately with the audit committee.

  -  Review and reassess the adequacy of the committee's charter annually.

  - Make such recommendations to the board on such matters, within the scope of its functions, as may come to its attention and which in its discretion warrant consideration by the Board.

LIMITATIONS -

The audit committee is responsible for the duties set forth in this chapter but is not responsible for either the preparation of the financial statements or the auditing of the financial statements. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent accountants have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls. The review of the financial statements by the audit committee is not of the same quality as the audit performed by the independent accountants. In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to best react to a changing environment.

                                                    DCB Financial Corp
                                                    41 North Sandusky Street
                                                    Delaware, Ohio 43015

                                         PROXY

The undersigned hereby appoints Vicki Lewis, Jerome Harmeyer, William Oberfield and Gary Skinner and each of them as a duly elected proxy committee, to vote, including the right to vote cumulatively if applicable, all shares of stock of DCB Financial Corp, an Ohio Corporation, which the undersigned is entitled to vote at the Annual Meeting to be held pursuant to the Notice of Meeting on May 23, 2001 and any adjournment thereof, in accordance with instructions indicated below:

I. VOTE FOR (     ) OR WITHHOLD VOTE FOR (     ) THE BOARD OF DIRECTOR NOMINEES
LISTED BELOW AS A GROUP.

                                    CLASS II

                                TERM EXPIRES 2004
                                ------------------
                                C. WILLIAM BONNER
                               MERRILL L. KAUFMAN
                                 TERRY M. KRAMER
                                THOMAS T. PORTER
                                  EDWARD POWERS

THE UNDERSIGNED HEREBY CONFERS AUTHORITY TO VOTE FOR ALL NOMINEES EXCEPT THE FOLLOWING

-------------------------------------------------------------------------------

II. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED FOR OTHER MATTERS WHICH PROPERLY ARISE AT THE MEETING.

Please refer to the Notice of Meeting and Proxy Statement enclosed for more detailed information concerning the Annual Meeting of Shareholders and information concerning the Bank's Management.

All former proxies are hereby revoked.


------------------------------------------------        ----------------------------------------------
Signature of Shareholder                   Date         Signature of Shareholder (If Joint)       Date


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

            IF YOU ARE UNABLE TO ATTEND THE MEETING, PLEASE SIGN AND
                  RETURN PROXY IN POST PAID ENVELOPE PROVIDED.